Exhibit 10.3

DEBENTURE

Relating To a Loan Agreement

Date:	October 11, 2005

Parties:

BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC.

AMSBRA LIMITED

33 Cannon Street, London EC4M 5TE

tel: (+44) (0) 20 7246 5800 - fax: (+44) (0) 20 7246 5858

CONTENTS

8.1	Documents	13
8.2	Filings and Registrations	13
8.3	Consents	14
8.4	Information	14
9.	POWER OF ATTORNEY	14
9.1	Appointment	14
9.2	Ratification	14
9.3	Liability of the Chargee and Any Receiver	15
9.4	Sufficiency of Sums Received	15
10.	ENFORCEMENT	15
10.1	Enforcement of Security	15
10.2	Subsequent Security Interests	15
10.3	No Liability as Mortgagee in Possession	15
11.	APPOINTMENT OF RECEIVER	15
12.	CAPACITY OF RECEIVERS	16
13.	STATUTORY POWERS OF APPOINTMENT	16
14.	POWERS OF RECEIVER AND PROTECTION OF PURCHASERS	16
14.1	Powers of Receiver	16
14.2	Discharge	18
14.3	No Obligation on Purchaser to Inquire	18
15.	EXTENSION AND VARIATION OF THE LAW OF PROPERTY ACT 1925	18
15.1	Power of Sale	18
15.2	Sections 93 and 103 of the LPA	18
15.3	Powers of Leasing	18
15.4	Law of Property Act 1925	19
16.	APPLICATION OF MONEY	19
17.	COSTS, CHARGES AND EXPENSES	20
17.1	General Liability	20
17.2	Costs Recoverable	20
17.3	Interest	20
18.	INDEMNITY	20
19.	CONTINUING SECURITY	20
19.1	Independent Security	20
19.2	Security Additional	21
20.	AVOIDANCE OF PAYMENTS	21
20.1	No Release	21
20.2	Retention of Charges	21
21.	CURRENCY INDEMNITY	21

21.1	Payments in Currency Other than the Contractual Currency	21
21.2	Repayment of Excess	22
22.	SET-OFF	22
22.1	Application of Credit Balances	22
22.2	Currency Conversion	22
22.3	No Obligation on Chargee	22
23.	NOTICES	22
23.1	Methods of Giving Notices	22
23.2	Time of Service	22
24.	VARIATION OF TERMS	23
25.	MISCELLANEOUS	23
25.1	Delay	23
25.2	Rights Cumulative	23
25.3	Waiver	23
25.4	Certificate of the Chargee	23
25.5	Reorganisation of the Chargee	23
25.6	No Prejudice to Security	23
25.7	Severability	24
25.8	Counterparts	24
25.9	Delivery	24
26.	ASSIGNMENT	24
27.	REDEMPTION OF SECURITY	24
28.	PAYMENTS FREE OF DEDUCTION	24
29.	DISCRETION AND DELEGATION	24
29.1	Discretion	24
29.2	Delegation	25
30.	GOVERNING LAW	25
31.	JURISDICTION	25
31.1	English Courts	25
31.2	Convenient Forum	25
31.3	Exclusive Jurisdiction	25
32.	PERPETUITY	25
Schedule	Error! Bookmark not defined.

DEBENTURE

THIS DEBENTURE is dated 11th day of October, 2005

BETWEEN

(1)

AMSBRA LIMITED a company incorporated under the laws of England, having a registered number of 4537212 and having a registered office at St. Stephen's House, Arthur Road, Windsor, Berkshire SL4 1RU(the “Chargor”)

in favour of

(2)

BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC., a company organised under the laws of the State of Delaware, United States of America, having its principal office at 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114, United States of America (the “Chargee”)

NOW THIS DEED WITNESSETH as follows:

AGREED as follows:-

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Debenture, unless the context otherwise requires the following words and expressions shall have the meanings attributed to them in this Clause 1.1

“Business Day”	means any day other than a Saturday, Sunday or other day on which Chargees in St. Louis, Missouri or London are authorised to close.
“Charged Assets”

means all the assets, property, undertaking, rights and revenues of the Chargor charged, (or which may at any time become charged) by or pursuant to this Debenture and includes any part or interest therein;

"Environmental Approvals"

means and includes any permits, consents, licences, certificates, specifications, registrations and other authorisations and approvals (including without limitation any conditions which attach to the above) required under the Environmental Laws to be obtained in connection with the occupation, holding or use of the Charged Assets or the conduct of the Chargor business at the Charged Assets;

"Environmental Audit"

means and includes the evaluation, measurement, sampling, inspection, review or analysis of whatever nature and whether carried out on behalf of the Chargor or the Chargee relating to compliance by the Chargor or in respect of the Charged Assets with Environmental Laws or Environmental Approvals;

"Environmental Laws"	means and includes the following: (a) all European Community, national or local statutes, treaty codes, or other laws or legislation concerning health,

safety or Environmental Matters which are applicable to the business or to the Charged Assets and all rules, regulations, ordinances, orders, notices, directives, circulars, codes of practice and guidance notes made thereunder including any amendment, re-enactment or consolidation thereof (where applicable at the date hereof);

(b)         judicial and administrative interpretation of each of the foregoing;

"Environmental Matters"

means and includes in relation to the Chargor's business and the Charged Assets all matters related to pollution or protection of the environment including, without limitation, harm to the health of human beings, animals, and plants including without limitation public and employee health and safety, noise, emissions, discharges and releases of Hazardous Substances into air, water, sewage systems and land, and the manufacture, processing, distribution, use, treatment, storage, disposal, transport and handling of Hazardous Substances;

“Event of Default”	means any event of default described as such in the Loan Agreement;
"Investments"	means shares, stocks, options, debentures, bonds, warrants, certificates and other securities;
"Lease"	includes any letting, any underlease or sublease (howsoever remote) and any tenancy or licence to occupy, and any agreement for any lease, letting, underlease, sublease or tenancy;
“Loan Agreement”	means that loan agreement granting a revolving credit loan facility in the aggregate amount of $4,425,000 dated on 4 October 2005 and made between the Chargor as borrower and the Chargee as lender;
“Loan Documents”	has the same meaning as attributed to it in the Loan Agreement.
“LPA”	means the Law of Property Act 1925;
“Permitted Lien”	has the same meaning as attributed to it in the Loan Agreement;
“Receiver”	means any receiver, administrator, manager or administrative receiver appointed or nominated by the Chargee pursuant to this Debenture;
“Security”	means all security constituted by or pursuant to this Debenture;
"Security Interest"

means any mortgage, charge, pledge, lien, assignment, encumbrance, right of set off, title transfer or retention arrangement or agreement, or any security interest whatsoever, howsoever created or arising.

“Security Period”

means the period commencing on the date of this Debenture and ending on the date when no Secured Obligations are due owing or incurred to Chargee and the Chargee’s commitment to make any advance under the Loan Agreement has terminated;

“Secured Obligations”

means any and all moneys obligations and liabilities now or in the future due owing or incurred to the Chargee by the Chargor whether actually or contingently and whether alone or jointly with any other person and whether as principal or surety and whether on any current or other account or otherwise including without limitation any and all sums which are or may become payable to the Chargee in respect of principal, interest, fees, costs or otherwise however by the Chargor under or in connection with the Loan Documents and references to the Secured Obligations include references to each such sum;

1.2	Interpretation

In this Debenture, unless the context otherwise requires:

(a)	words denoting the singular number only shall include the plural number also and vice versa;
(b)	words denoting the masculine gender only shall also include the feminine gender and vice versa;
(c)	words denoting persons only shall include corporations, partnerships, limited liability companies and unincorporated associations;
(d)	references to clauses, sub-clauses, paragraphs and schedules are to be construed as references to clauses, sub-clauses, paragraphs and schedules of this Debenture;
(e)	references to any party hereto shall, where relevant, be deemed to be references to or to include, as appropriate, their respective successors permitted assigns;
(f)

references in this Debenture to this Debenture or any other document include references to this Debenture or such other document as varied, supplemented, substituted and/or replaced in any manner from time to time;

(g)

any reference in this Debenture to any statute or statutory provision shall be construed as including a reference to that statute or statutory provision as from time to time amended modified extended or re-enacted whether before or after the date of this Debenture and to all statutory instruments orders and regulations for the time being made pursuant to it or deriving validity from it;

(h)

any reference in this Debenture to copyright, design right, know how, patent, registered design right, service mark, trade mark, or any other intellectual property right of any description shall be construed as a reference to all rights of such description subsisting under the laws of England and any and all analogous rights subsisting under the laws of each and every jurisdiction throughout the world; and

(i)	unless otherwise stated time shall be of the essence for the purpose of the performance of the Chargor's obligations under this Debenture.

1.3	Incorporation of Terms

Words or expressions defined in the Loan Agreement shall, unless otherwise   defined herein, have the same meaning herein.

2.	COVENANT TO PAY

The Chargor hereby covenants with the Chargee that it will on demand of the Chargee discharge the Secured Obligations.

3.	CREATION OF CHARGE
3.1	Charge

The Chargor with full title guarantee hereby charges in favour of the Chargee as security for the duration of the Security Period for the due performance by the Chargor of the Secured Obligations:

3.1.1	by way of first legal mortgage:
(a)	all freehold or leasehold property described in the Schedule to this Debenture; and
(b)	all other freehold and leasehold property now belonging to the Chargor;
3.1.2	by way of first fixed charge:
(a)	(to the extent it is not the subject of a mortgage under clause 3.1.1 above) any freehold or leasehold property now belonging to the Chargor;
(b)	all freehold and leasehold property acquired after the date of this deed by the Chargor;
(c)	all present and future goodwill of the Chargor and uncalled capital for the time being of the Chargor;
(d)	all rights in intellectual property for the time being owned or held by the Chargor including all fees, royalties and other rights derived therefrom or incidental thereto;
(e)	all the right, title and interest of the Chargor to and in any proceeds of any present or future insurances; and
(f)

all Investments and rights and options to acquire Investments for the time being owned by the Chargor and all rights in respect of or incidental thereto including all dividends, interest and other distributions and all accretions, benefits and advantages;

3.1.3

by way of first floating charge the undertaking of the Chargor and all its property, assets and rights, whatsoever and wheresoever, both present and future (including all stock in trade, book debts and including all freehold and leasehold property) and whether or not expressed to be mortgaged or charged to the Chargee under clause 3.1.1 or 3.1.2 above, if and to the extent such property, assets and rights are not or have ceased to be effectively mortgaged or charged by way of first mortgage or fixed charge but in each case so that the covenants implied by the Law of Property (Miscellaneous Provisions) Act 1994 (the LP (MP) Act) in the mortgages and charges contained in or created pursuant to this Debenture are construed with the omission of:

(a)	the words "other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about" in section 3(1)(b) LP (MP) Act; and

(b)	section 6(2) LP (MP) Act.

4.	REGISTRATION OF RESTRICTION AGAINST REGISTERED TITLES

The Chargor applies to the Chief Land Registrar for the registration against the registered titles (if any) specified in the Schedule to this Debenture and any other registered title against which this Debenture may be noted of a restriction that, except under an order of the Registrar, no disposition or dealing by the registered proprietor of the land is to be registered without the consent of the Chargee.

5.	CRYSTALLISATION OF FLOATING CHARGES
5.1	Automatic Crystallisation Upon Event of Default and Other Circumstances

Notwithstanding any other provision of this Debenture,

5.1.1	upon the occurrence of an Event of Default; or
5.1.2

if the Chargor attempts without the prior consent in writing by the Chargee to charge, pledge or otherwise encumber in favour of any person other than in respect of a Permitted Lien any of the Charged Assets subject to the floating charge created by Clause 3 (Creation of Charge); or

5.1.3

if any person levies or attempts to levy any distress, execution, sequestration or other process against any of the Charged Assets subject to the floating charge created by Clause 3 (Creation of Charge) and such levy is not discharged within 60 days;

the floating charge created pursuant to Clause 3 (Creation of Charge) shall automatically and without notice crystallise as a fixed charge over all the assets subject to such floating charge simultaneously as such event as described in this Clause 5.1 occurs and the Chargor shall do all things necessary in accordance with Clause 7 (Further Assurance) to effect such conversion.

5.2	Conversion of Floating Charge by Notice of Chargee

At any time before the occurrence of any event as described in Clauses 5.1.1, 5.1.2 and 5.1.3 the Chargee may by notice to the Chargor require that any assets subject to the floating charge created pursuant to Clause 3 (Creation of Charge) become subject to a fixed charge. Upon receipt of such notice, the Chargor shall do all things necessary in accordance with Clause 7 (Further Assurance) to effect such conversion.

5.3	Qualifying floating charge

Paragraph 14(2)(a) of schedule B1 to the Insolvency Act 1986 applies to the floating charge created by Clause 3.1.3 which is a “qualifying floating charge” for the purpose of paragraph 14(1) of schedule B1 to the Insolvency Act 1986.

6.	WARRANTIES
6.1	Power and Authorisation

The Chargor hereby represents and warrants to the Chargee that the documents which contain or establish the Chargor's constitution include provisions which give power, and all necessary corporate authority has been obtained and action taken, for the Chargor to grant the charges contained in this Debenture and to execute and deliver, and perform the covenants and obligations contained in this Debenture and that this Debenture constitutes valid and binding obligations of the Chargor enforceable in accordance with its terms.

6.2	Title

The Chargor represents and warrants to the Chargee with full title guarantee that it has title to all of the Charged Assets free from all Security Interests and claims whatsoever.

7.	CHARGOR’S COVENANTS

The Chargor hereby covenants with the Chargee that during the continuance of the Security Period the Chargor will do the following:

7.1	Adherence to Chargor’s Obligations

At all times to the extent permitted by law and at its own expense observe, perform and adhere to in all respects with all the Chargor’s obligations, undertakings, covenants and liabilities express or implied by the Loan Documents.

7.2	Encumbrances

Without prejudice to the generality of Clause 7.1 (Adherence to Chargors Obligations), not, save for Permitted Liens, create or attempt to create or permit to subsist any mortgage, debenture, charge or pledge upon, or permit any lien or other encumbrance (save a lien arising by operation of law or any retention of title arising in the ordinary course of trading) to arise on or affect any of the Charged Assets.

7.3	Transfer

Except with the prior written consent of the Chargee, not transfer, sell, lend, lease, license or otherwise dispose of any of the Charged Assets, but so that the Chargor may dispose of property and assets either by sale of its property and assets which are for the time being subject to the floating charge contained in clause 3.1.3 (other than the undertaking of the Chargor) by way of bargain made at arm's length and in the usual course of the Chargor's day-to-day trading or by permitting a company within the same group as the Chargor and which has given a fixed and floating charge over its property and assets in favour of the Chargee on substantially similar terms to the terms of this Debenture (and in the case of real property where any other necessary consents have been obtained) to use or share any of the Chargor's property or assets which are subject to the terms of this Debenture;

7.4	Property

Except with the prior written consent of the Chargee:

7.4.1

not exercise or agree to exercise the statutory or other powers of making leases or of accepting or agreeing to accept surrenders of leases nor grant or agree to grant any licence or right to occupy any of the freehold or leasehold property for the time being owned by the Chargor;

7.4.2

not cancel, surrender, assign or permit to be forfeit any Lease or any part of any Lease or agree to do so whether such Lease is held by the Chargor or is superior thereto or is derived out of the Chargor's interest therein or to sub-let or permit to be cancelled, surrendered, assigned, sub-let or charged the whole or any part of the property comprised in such a Lease or agree to do so and if any of the freehold or leasehold property for the time being owned by the Chargor is tenanted operate all rent reviews (unless a review is likely to reduce the amount of any rent) and manage such property in a proper and efficient manner and not to agree the amount of any reviewed rent or grant any licence in respect of such property and not to vary or release any covenant contained in any lease or licence affecting such property without the prior written consent of the Chargee;

7.4.3

not waive or vary nor permit to be waived or varied the terms of any of the documents relating to or affecting its freehold or leasehold property, and not in any manner or by any means to lessen the value of the Chargor's interest in any of the freehold or leasehold property for the time being owned by the Chargor and not to part with possession (otherwise than on determination of any tenancy or licence) of any of its freehold or leasehold property or to share occupation thereof with any other person;

7.4.4

not breach or make any application under the Town & Country Planning legislation or any laws or regulations intended to control or regulate the construction, demolition, alteration or change of use of land or buildings or to breach the Environmental Approvals or Environmental Laws and not to use the Charged Assets or to conduct business at or on the Charged Assets save in accordance with Environmental Approvals and Environmental Laws and not to carry out any other development of any of the freehold or leasehold property for the time being owned by the Chargor and not to do or permit to be done on any such property anything which will or might give rise to any charge to tax arising from ownership or occupation of any freehold or leasehold property on the part of the Chargee or any Receiver;

7.4.5

not enter into an agreement with a local authority, local planning authority or other statutory authority containing any obligation or provision which is or may become enforceable against the Chargee or any person deriving title under or through the Chargor or otherwise;

7.4.6	not make or permit to be made any alterations or additions to the freehold or leasehold property of the Chargor.
7.5	Book Debts

Except with the prior written consent of the Chargee not transfer, factor, discount, sell, release, compound, subordinate, defer or vary the terms of any book or other debts or moneys for the time being due, owing or payable to the Chargor, nor otherwise to deal with the same except by getting in the same in the usual course of business.

7.6	Capital

Not call up or receive in advance of calls all or any part of the uncalled capital for the time being of the Chargor.

7.7	Intellectual Property

Not grant any licence, registered user agreement or other rights over or permit the use by any other person of any of the Chargor's intellectual property rights.

7.8	Acquisitions
7.8.1	Forthwith inform the Chargee in writing if it acquires or agrees to acquire:
(a)

any freehold or leasehold property or any beneficial interest therein and in the case of the acquisition or agreement to acquire any beneficial interest to notify to the Chargee the names and addresses of the trustees thereof;

(b)	any Investments or rights to acquire Investments;
(c)	any intellectual property rights;

7.8.2	Forthwith inform the Chargee in writing of any notice or information received by the Chargor concerning:
(a)	any proposal for the compulsory acquisition of any of its freehold or leasehold property; or
(b)	any application which is made, or proposed to be made, by any person other than the Chargor for permission for any development which affects any of its freehold or leasehold property; or
(c)	any litigation or proceedings or claims which may give rise to litigation which affects any or all of the Chargor's intellectual property rights,

and, at the cost of the Chargor, to take any action regarding any such proposal, application, litigation, proceeding, claim or matter as the Chargee may reasonably require;

7.9	Insurance
7.9.1	comply to the satisfaction of the Chargee with the following obligations with respect to insurance:
(a)	to maintain the insurances set out in the schedule of insurances supplied to the Chargee by the Chargor;
(b)

punctually to pay all premiums and other sums payable in respect of all insurances effected by the Chargor, to comply with all warranties or other requirements relating thereto, and to produce to (or, if required, deposit with) the Chargee on demand all or any of the relevant policies and the receipts for the last premiums payable thereunder; and

(c)

to hold any moneys payable to or received by the Chargor on any insurance (whether maintained under any statutory provision, this Debenture or otherwise) upon trust to apply them either in replacing or repairing the property or assets in respect of which the moneys are received or (as the Chargee may require) in or towards discharging the Secured Obligations;

(d)

if and to the extent that any person other than the Chargor is obliged to insure any of the Charged Assets (which is the subject of a Lease and is land or an interest in land) against any or all of the risks mentioned in sub-clause Error! Reference source not found. above and otherwise against risks at least as extensive as those required by that sub-clause and:

(i)

the Chargor would have statutory or other rights under the lease in the event of damage or destruction by any such risks to require the insurance moneys or equivalent moneys to be applied in or towards making good the loss or damage in respect of which such moneys are received; and

(ii)	such rights as referred to in (i) above are at least as extensive as those which would be available under sub-clause (c) above if such sub-clause were in operation; and
(iii)	a memorandum of the interests of the Chargor and of the Chargee as mortgagee in such insurance moneys has been endorsed on the policy relating thereto; and
(iv)	the Chargor produces to the Chargee when so requested the policy of such insurance or full details thereof from time to time and evidence of the payment of the current premium payable in respect thereof;

(v)	then and in such case the Chargee will accept such policy as satisfying pro tanto the obligations of the Chargor as to insurance required by sub-clauses (a) - (c) above.
7.10	Claims

Except with the prior written consent of the Chargee, which shall not be unreasonably withheld, not negotiate, compromise, abandon or settle any claim for compensation (whether payable under any enactment or otherwise) or any claim under any insurance in respect of any land or buildings for the time being owned by the Chargor or any other material compensation, insurance or other claim.

7.11	Plant and Machinery

Keep in a good state of repair and in proper working order and to renew and replace, when necessary, all buildings, structures, fixtures, fittings, plant, machinery and equipment belonging to or used by the Chargor.

7.12	Payments
7.12.1

Punctually pay all rents, hire, royalties and other sums reserved by, and to comply with all its other obligations under, any lease, hiring agreement or licence under which any of the Charged Assets is for the time being held or used, and to comply with all covenants and all statutory and other requirements affecting the Charged Assets;

7.12.2

Punctually pay all governmental, municipal or other taxes, duties, rates and outgoings assessed upon or payable with reference to the Charged Assets, and punctually to discharge all liabilities which by the general law would rank, or might come to rank, in priority to any of the charges contained in this Debenture;

7.13	Compliance with laws

Observe all legislation and regulations affecting the Charged Assets or the conduct of the Chargor's business;

7.14	Election for VAT

Notify the Chargee as soon as the Chargor becomes aware that the landlord of any leasehold property for the time being owned by the Chargor has made an election under paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 in respect of the leasehold property for the time being owned by the Chargor and not without the prior written consent of the Chargee to make such an election in respect of any freehold or leasehold property for the time being owned by the Chargor;

7.15	The business

Carry on the business of the Chargor in a proper and efficient manner, to keep proper books of account and, except with the prior written consent of the Chargee, not to make any substantial alteration to the nature of its business;

7.16	Environment
7.16.1

Obtain all Environmental Approvals required under the Environmental Laws in connection with the use of the Charged Assets and/or the conduct of the Chargor's business and to ensure that such approvals remain in full force and effect;

7.16.2	Inform the Chargee in writing immediately:
(a)

of any proceeding or other action of whatever nature which is pending or threatened or under consideration seeking the suspension, revocation, variation or limitation of any such Environmental Approval or seeking to impose any penalty applicable under such Environmental Approval or under Environmental Laws;

(b)	of any facts or circumstances which will or are likely to result in any such Environmental Approval being suspended, revoked, varied or limited or which may prejudice their renewal;
(c)

of any appeal which is either pending or being contemplated in respect of the refusal of or conditions contained in any Environmental Approval or any action taken in respect of any Environmental Approval;

(d)

of any notice, order, judgment or demand letter requiring the taking of remedial or other action (including, without limitation, the withdrawal of any permission, licence or authority) in relation to Environmental Matters of any events, conditions, circumstances, activities, practices, instances, actions or plans which interfere with or prevent compliance or which give rise to any common law or statutory or administrative liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation related to Environmental Matters;

(e)

of any spill, leakage, discharge, emission, injection, escape, release or deposit (whether to water, land, sewage systems or air or a combination of these and whether from the Charged Assets or otherwise) of any Hazardous Substances on or near the Charged Assets or into the environment which is capable of causing harm to humans, flora or fauna or which may inhibit or restrict or make materially more costly any redevelopment or sale of the Charged Assets or any part thereof by reason of contamination or otherwise other than those released as permitted under the Environmental Approvals or Environmental Laws;

(f)	of the results of any Environmental Audit carried out at or on the Charged Assets or in relation to any part of the business of the Chargor;
7.17	Quiet Possession

In the event that the Chargee exercises its right to take possession of all or any of the Charged Assets to allow the Chargee peaceably and quietly to hold and enjoy such Charged Assets without any lawful interruption or disturbance from or by the Chargor or any person rightfully claiming under or in trust for the Chargor; and

8.	FURTHER ASSURANCE
8.1	Documents

The Chargor shall, whether before or after the occurrence of an Event of Default, to the extent permitted by law, execute (in the Chargee's standard form or in such other form as the Chargee may reasonably require) and deliver to the Chargee such other documents as the Chargee may in its reasonable opinion think fit further to secure the payment or discharge to the Chargee of the Secured Obligations or to perfect the Security or to vest title in any Charged Asset in the Chargee or its nominees or any purchaser or for the purpose of the creation, perfection, protection, enforcement or maintenance of any

Security conferred or intended to be conferred on the Chargee by or pursuant to this Debenture.

8.2	Filings and Registrations

The Chargor shall, whether before or after the occurrence of an Event of Default, to the extent permitted by law, take all such action as is available to it (including making all filings and registrations) as may be necessary further to secure the payment or discharge to the Chargee of the Secured Obligations or to perfect the Security or to vest title in any Charged Asset in the Chargee or its nominees or any purchaser or for the purpose of the creation, perfection, protection, enforcement or maintenance of any Security conferred or intended to be conferred on the Chargee by or pursuant to this Debenture.

8.3	Consents

The Chargor shall, whether before or after the occurrence of an Event of Default, do all reasonable things required to obtain the consent of any third party as may be necessary to secure the payment or discharge to the Chargee of the Secured Obligations or to perfect the Security or to vest title in any Charged Asset in the Chargee or its nominees or any purchaser or for the purpose of the creation, perfection, protection, enforcement or maintenance of any Security conferred or intended to be conferred on the Chargee by or pursuant to this Debenture.

8.4	Information

The Chargor shall, whether before or after the occurrence of an Event of Default, from time to time on request of the Chargee, furnish the Chargee with such information as the Chargee may reasonably require about such Chargor’s business and affairs, the Charged Assets and its compliance with the terms of this Debenture and the Chargor shall permit the Chargee, its representatives, professional advisers and contractors, free access to the extent permitted by the Loan Agreement to (a) inspect and take copies and extracts from the books, accounts and records of the Chargor and (b) to view the Charged Assets (without the Chargee becoming liable as mortgagee in possession).

9.	POWER OF ATTORNEY
9.1	Appointment

By way of security and without prejudice to any other provision of this Debenture or any other Loan Document the Chargor hereby irrevocably appoints the Chargee (acting through any two duly authorised officers) and any Receiver jointly and severally as its attorney with full power of delegation for the Chargor and in its name and on its behalf and as its act and deed or otherwise to seal, deliver and otherwise perfect any deed, assurance, agreement, instrument or act which may be required or may be deemed proper for any of the above purposes or otherwise in connection with the enforcement of this Debenture or any other Loan Document.

9.2	Ratification

Without prejudice to the generality of the provisions contained in Clause 9.1 (Appointment), the Chargor hereby covenants with the Chargee and will forthwith when so required by the Chargee covenant separately with any Receiver to ratify and confirm:

9.2.1	all transactions properly and lawfully entered into by the Chargee or the Receiver in the exercise of their powers granted by this Clause 9;
9.2.2

the signing, executing, delivering and otherwise perfecting any assignment, mortgage, charge, security, deed, assurance or act by the Chargee or the Receiver in the exercise of their powers granted by this Clause 9; and

the Chargor irrevocably acknowledges and agrees that such power of attorney is, inter alia, given to the Chargee and/or any Receiver to secure the performance of these obligations owed to the Chargee and/or any Receiver by the Chargor.

9.3	Liability of the Chargee and Any Receiver

Neither the Chargee nor any Receiver shall have any liability or responsibility of any kind to the Chargor arising out of the exercise or non-exercise of the rights conferred on the Chargee and any Receiver by this Debenture save for any negligence or manifest error on the behalf of the Chargee or the Receiver.

9.4	Sufficiency of Sums Received

Neither the Chargee nor any Receiver shall be obliged to make any enquiry as to the sufficiency of any sums received by either of them in respect of any Receivables or other debt or claim enforceable by either of them pursuant to this Debenture or to make any claim or to take any other action to collect in or enforce the same.

10.	ENFORCEMENT
10.1	Enforcement of Security

At any time after the occurrence of an Event of Default the Security created by or pursuant to this Debenture is immediately enforceable and the Chargee may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion:

10.1.1	enforce all or any part of the Security (at the times, in the manner and on the terms it thinks fit) and take possession of and hold or dispose of all or any part of the Charged Assets; and
10.1.2

whether or not the Chargee has appointed a Receiver, exercise all or any of the powers, authorities and discretions conferred by the LPA (as varied or extended by this Debenture) on mortgagees and by this Debenture on any Receiver or otherwise conferred by law on mortgagees or Receivers.

10.2	Subsequent Security Interests

If the Chargee at any time receives or is deemed to have received notice of any subsequent encumbrance affecting all or any part of the Charged Assets or any assignment or transfer of the Charged Assets which is prohibited by the terms of this Debenture or the Loan Documents, all payments thereafter by or on behalf of the Chargor to the Chargee shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Chargee received such notice.

10.3	No Liability as Mortgagee in Possession

Neither the Chargee nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Charged Assets or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Charged Assets to which a mortgagee in possession might otherwise be liable.

11.	APPOINTMENT OF RECEIVER

After the occurrence of an Event of Default or if a petition is presented for the making of an administration order in relation to the Chargor or if requested to do so by the Chargor, the Chargee may by deed or otherwise (acting through an authorised officer of the Chargee), without prior notice to the Chargor;

11.1.1	appoint one or more persons to be a Receiver of the whole or any part of the Charged Assets;

11.1.2	remove (so far as it is lawfully able) any Receiver so appointed; and
11.1.3	appoint any other person(s) as an additional or replacement Receiver(s).
12.	CAPACITY OF RECEIVERS

Each person appointed to be a Receiver pursuant to Clause 11 (Appointment of a Receiver) shall be:

12.1.1	entitled to act individually or together with any other person appointed or substituted as Receiver;
12.1.2

for all purposes shall be deemed to be the agent of the Chargor, which shall be solely responsible for his acts, defaults and liabilities and for the payment of any Receiver’s remuneration and no Receiver shall at any time act as agent for the Chargee; and

12.1.3	entitled to remuneration for his services at a rate to be fixed by the Chargee from time to time without being limited to the maximum rate specified by the LPA.
13.	STATUTORY POWERS OF APPOINTMENT

The powers of appointment of any Receiver set out in this Debenture shall be in addition to all statutory and other powers of appointment of the Chargee under any statute and such powers shall also remain exercisable from time to time by the Chargee in respect of any part of the Charged Assets.

14.	POWERS OF RECEIVER AND PROTECTION OF PURCHASERS
14.1	Powers of Receiver

Every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have and be entitled to exercise, in relation to the Charged Assets (and any assets of any Chargor which, when got in, would be Charged Assets) in respect of which he was appointed, and as varied and extended by the provisions of this Debenture (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

(a)	all the powers conferred by the LPA on mortgagors and on mortgagees in possession and on receivers appointed under that LPA;
(b)	all of the powers conferred by the Insolvency Act 1986;
(c)	all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do; and
(d)

the power to enter upon, take possession of, get in and collect the Charged Assets (or such part thereof in respect of which he may be appointed) including rents and income whether accrued before or after the date of his appointment;

(e)	the power to carry on, manage, concur in or authorise the management of, or appoint a manager of the whole or any part of the business of the Chargor;
(f)

the power to sell, exchange, license, surrender, release, disclaim, abandon, return or otherwise dispose of or in any way whatsoever deal with the Charged Assets or any interest in the Charged Assets for such consideration (if any), including any Investments whatsoever, and upon such terms (including by deferred payment or payment by instalments) as he may think fit and to concur in any such transaction;

(g)	the power to sell or concur in selling the whole or any part of the Chargor's business whether as a going concern or otherwise;
(h)

the power to grant any leases whatsoever and to let on charter, sub-charter, hire, lease or sell on condition and to grant rights, options, licences or easements over the whole or any part of the Charged Assets and (with or without consideration) to rescind, surrender or disclaim or accept or agree to accept surrenders or disclaimers of leases, hire purchase contracts or agreements relating to or affecting the Charged Assets in such circumstances, to such persons (including, without limitation, to the Chargee), for such purposes and upon such terms whatsoever as he may think fit and also to vary the terms of any lease or contract affecting the Charged Assets and to act in relation to any review of the rent or provide payments under such a lease in such manner as he may think fit;

(i)

the power to appoint, engage, dismiss or vary the terms of employment of employees, officers, managers, agents and advisers of the Chargor upon such terms as to remuneration and otherwise and for such periods as he may determine;

(j)

the power to insure, protect, decorate, maintain, repair, alter, improve, replace, exploit, sever fixtures from, demolish, add to and develop or concur in so doing the Charged Assets or any part thereof in any manner and for any purpose whatsoever;

(k)

for such consideration and on such terms as he may think fit, the power to purchase outright or acquire by leasing, hiring, licensing or otherwise, any land, buildings, plant, equipment, vehicles or materials or any other property, assets or rights of any description which he considers necessary or desirable for the carrying on, improvement or realisation of any of the Charged Assets or the business of the Chargor or otherwise for the benefit of the Charged Assets;

(l)

in connection with the exercise or the proposed exercise of any of his powers or in order to obtain payment of his remuneration (whether or not it is already payable), the power to borrow or raise money from any person, including the Chargee, without security or on the security of the Charged Assets and generally in such manner and on such terms as he may think fit;

(m)	the power to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims, disputes and proceedings concerning the Charged Assets or any part thereof;
(n)

the power to transfer all or any of the Charged Assets and/or any of the liabilities of the Chargor to any other company or body corporate, whether or not formed or acquired for the purpose and to form a subsidiary or subsidiaries of the Chargor;

(o)

the power to call up or require the directors of the Chargor to call up all or any portion of the uncalled capital for the time being of the Chargor and to enforce payment of any call by action (in the name of the Chargor or the Receiver as may be thought fit);

(p)	the power to redeem, discharge or compromise any Security Interest from time to time having priority to or ranking pari passu with this

Debenture;

(q)	the power to effect or maintain indemnity insurance and other insurance and obtain bonds and performance guarantees;
(r)

in connection with the exercise of any of his powers, the power to execute or do, or cause or authorise to be executed or done, on behalf of or in the name of the Chargor or otherwise, as he may think fit, all documents, receipts, registrations, acts or things which he may consider appropriate;

(s)

to exercise any powers, discretions, voting, conversion or other rights or entitlements in relation to any of the Charged Assets or incidental to the ownership of or rights in or to any Charged Assets and to complete or effect any transaction entered into by the Chargor and complete, disclaim, abandon or modify all or any of the outstanding contracts or arrangements of the Chargor relating to or affecting the Charged Assets;

(t)	to exercise all powers as are described in Schedule 1 to the Insolvency Act 1986, whether or not the Receiver is an administrative receiver as defined in that Act;
(u)

generally to carry out, or cause or authorise to be carried out, any transaction, scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Charged Assets which he may consider expedient as effectually as if he were solely and absolutely entitled to the Charged Assets.

14.2	Discharge

The receipt of the Chargee or any Receiver shall be conclusive discharge to any purchaser of any Charged Asset and, in making any sale or disposal of any of the Charged Assets or making any acquisition, the Chargee or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

14.3	No Obligation on Purchaser to Inquire

No purchaser or other person dealing with the Chargee or any Receiver shall be bound to inquire whether the right of the Chargee or any Receiver to exercise any power conferred by this Debenture has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Chargee or such Receiver in such dealings.

15.	EXTENSION AND VARIATION OF THE LAW OF PROPERTY ACT 1925
15.1	Power of Sale

The power of sale or other disposal conferred on the Chargee and on any Receiver by this Debenture shall operate as a variation and extension of the statutory power of sale under Section 101 of the LPA and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Debenture.

15.2	Sections 93 and 103 of the LPA

The restrictions contained in Sections 93 and 103 of the LPA shall not apply to this Debenture or to the exercise by the Chargee of its right to consolidate all or any of the Security created by or pursuant to this Debenture with any other Security in existence at any time or to its power of sale, which powers may be exercised by the Chargee without notice to the Chargor on or at any time after the occurrence of an Event of Default (which is continuing).

15.3	Powers of Leasing

The statutory powers of leasing may be exercised by the Chargee at any time on or after the occurrence of an Event of Default and the Chargee and any Receiver may make any lease or agreement for lease, accept surrenders of leases and grant options on such terms as it shall think fit, without the need to comply with any restrictions imposed by Section 99 and 100 of the LPA.

15.4	Law of Property Act 1925
15.4.1

The provisions of the 1925 Act relating to the power of sale and the other powers conferred by section 101(l) and (2) are hereby extended (as if such extensions were contained therein) to authorise the Chargee at its absolute discretion:

(a)

to sell all the Chargor's title to or interest in the Charged Assets, and to do so for any shares, debentures or other securities whatsoever, or in consideration of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is secured by a Security Interest or a guarantee, or for such other consideration whatsoever as the Chargee may think fit, and also to grant any option to purchase, and to effect exchanges;

(b)	with a view to selling the Charged Assets (or offering it for sale) to repair, replace and develop the Charged Assets and to apply for any appropriate permission, licence or approval;
(c)

to sever any fixtures and to sell them apart from the land or buildings on or to which they are affixed, and also to apportion any rent affecting the property sold, to charge such rent upon the property sold or retained and to agree to indemnify by any means any purchaser in respect of such rent or any covenants, or to take an indemnity or reserve powers of entry in respect of the property sold or retained;

(d)	with a view to or in connection with the sale of the Charged Assets, to carry out any transaction, scheme or arrangement which the Chargee may, in its absolute discretion, consider appropriate; and
(e)	to insure the Charged Assets against such risks and for such amounts as the Chargee may consider prudent.
16.	APPLICATION OF MONEY

All money received, recovered or realised by the Chargee or any Receiver under the powers conferred by this Debenture shall, (subject to the claims of any person having prior rights thereto and by way of variation of the provisions of the LPA) be applied in the following order:

16.1.1

first in the payment of the costs, charges and expenses incurred and payments made by the Receiver, the payment of his remuneration and the discharge of any liabilities incurred by the Receiver in, or incidental to, the exercise of any of his powers,

16.1.2	second in accordance with the application of payments under the Loan Agreement provided that only money actually paid by the Receiver to the Chargee shall be capable of being applied by the Chargee in or towards satisfaction of any monies and liabilities owed by the Chargor to the Chargee or other sums hereby secured.

17.	COSTS, CHARGES AND EXPENSES
17.1	General Liability

All costs, charges, losses and expenses (including all professional fees and disbursements and VAT thereon) and all other sums properly paid or incurred by the Chargee or any Receiver under or in connection with this Debenture or in respect of the property hereby charged or any part thereof, shall be recoverable (on a full indemnity basis) from the Chargor as a debt payable on demand, and if not disputed and not paid on demand, may be debited to any account of the Chargor, shall bear interest accordingly and shall be charged on the Charged Assets.

17.2	Costs Recoverable

Without prejudice to the generality of Clause 17.1 (General Liability), the costs recoverable by the Chargee and/or any Receiver hereunder shall include:

17.2.1

all reasonable and proper costs of all proceedings for the enforcement of security or for obtaining the payment of the money hereby secured or arising out of or in connection with the acts authorised hereunder;

17.2.2	all money reasonably expended and all costs arising out of the exercise of any power, right or discretion conferred by this Debenture;
17.2.3

all costs and losses arising from any default by the Chargor in the payment when due of any money and liabilities hereby secured or arising out of or in connection with the acts authorised hereunder or the performance of any of their obligations under this Debenture; and

17.2.4

all stamp, registration and other taxes to which this Debenture, the security contemplated in this Debenture or any judgment given in connection with it is or at any time may be subject and any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such tax.

17.3	Interest

If the Chargor fails to pay any sum due under this Debenture on the due date for payment of that sum the Chargor shall pay interest on any such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment calculated on a daily basis at an annual rate of two percent (2%) in excess of the prime rate of the Chargee from time to time..

18.	INDEMNITY

The Chargee and every Receiver, attorney, manager, agent or other person appointed by the Chargee under this Debenture shall be entitled to be indemnified out of the Charged Assets in respect of all liabilities, costs and expenses incurred directly or indirectly by any of them in the enforcement, execution or purported or attempted enforcement or execution of any of the powers, authorities or discretions vested in either of them under this Debenture and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Charged Assets and the Chargee and any Receiver, attorney, manager, agent or other person appointed by the Chargee under this Debenture may retain and pay all sums in respect of such liabilities and expenses out of any money received under the powers conferred by this Debenture.

19.	CONTINUING SECURITY
19.1	Independent Security

This Debenture shall be a continuing security for the Chargee notwithstanding any settlement of account or other matter or thing whatsoever and shall be without prejudice and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee, indemnity, lien, pledge, bill, note, mortgage, charge or other security (whether created by the deposit of documents or otherwise and whether or not held upon the whole or part of the property of the Chargor) now or hereafter held by or available to the Chargee and shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by the Chargee now or hereafter dealing with it, exchanging, releasing, varying or abstaining from, perfecting or enforcing any of the same or any rights which it may now or hereafter have or give in time for payment or indulgence or compounding with any other person liable.

19.2	Security Additional

The Security comprised in this Debenture shall be in addition and without prejudice to each and every other remedy, lien or security which the Chargee may have for the money and liabilities hereby secured or any part thereof.

20.	AVOIDANCE OF PAYMENTS
20.1	No Release

No assurance, security or payment which may be avoided or adjusted under the law, including under any enactment relating to bankruptcy or insolvency and no release, settlement or discharge given or made by the Chargee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Chargee to recover the Secured Obligations from the Chargor (including any moneys which it may be compelled to pay or refund under the provisions of the Insolvency Act 1986 and any costs payable by it pursuant to or otherwise incurred in connection therewith) or to enforce the charges contained in this Debenture to the full extent of the Secured Obligations.

20.2	Retention of Charges

If the Chargee shall have grounds in its absolute discretion for believing that the Chargor may be insolvent or deemed to be insolvent pursuant to the provisions of the Insolvency Act 1986 as at the date of any payment made by the Chargor to the Chargee, the Chargee shall be at liberty to retain the charges contained in or created pursuant to this Debenture until the expiry of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Secured Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Chargee on, or as a consequence of, such payment or discharge of liability provided that, if at any time within such period, a petition shall be presented to a competent court for an order for the winding up or the making of an administration order in respect of the Chargor, or the Chargor shall commence to be wound up or to go into administration or any analogous proceedings shall be commenced by or against the Chargor, the Chargee shall be at liberty to continue to retain such security for such further period as the Chargee may determine and such security shall be deemed to continue to have been held as security for the payment and discharge to the Chargee of all Secured Obligations.

21.	CURRENCY INDEMNITY
21.1	Payments in Currency Other than the Contractual Currency

If, under any applicable law or regulation or pursuant to a judgement or order being made or registered against the Chargor or the liquidation of the Chargor or without limitation for any other reason, any payment under or in connection with this Debenture is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is expressed by the Chargee to be due under or in connection with the Loan Documents (the "contractual currency") then, to the extent that the amount of such payment actually received by the Chargee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Debenture, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargee against the amount of such shortfall.

21.2	Repayment of Excess

In the event that any such payment actually received by the Chargee, when converted with the contractual currency at the rate of exchange, exceeds the amount due under or in connection with this Debenture, the Chargee shall credit the account of the Chargor with such excess and if the Chargee's claims hereunder shall have been satisfied by the aforesaid payment, shall make payment of such excess forthwith to the Chargor. For the purposes of this clause, "rate of exchange" means the rate at which the Chargee is able on or about the date of such payment to purchase, in accordance with its normal practice; the contractual currency with the payment currency and shall take into account (and the Chargor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

22.	SET-OFF
22.1	Application of Credit Balances

The Chargee may, without notice to the Chargor, apply all moneys, credits and other property of any nature whatsoever of Chargor now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Chargor individually or jointly with another party), Chargee in or towards satisfaction of any sum then due and payable from the Chargor under this security.

22.2	Currency Conversion

For the purposes of exercising any rights under this Debenture, or any rights under the general law, the Chargee may convert and translate all or any part of such credit balance into another currency applying a rate which in the Chargee's opinion fairly reflects the relative prevailing rates of exchange.

22.3	No Obligation on Chargee

The Chargee is not obliged to exercise any of its rights under this clause, which shall be without prejudice and in addition to any rights of set-off, combination or consolidation of accounts, lien or similar right which the Chargee has under any applicable law.

23.	NOTICES
23.1	Methods of Giving Notices

A demand for payment or any other demand or notice to the Chargor on behalf of the Chargee under this Debenture may be made or given by any duly authorised manager or officer of the Chargee in writing or facsimile transmission addressed to the Chargor at its address specified at the head of this Debenture or such other address(es) or facsimile number as may be notified in writing from time to time by the Chargor to the Chargee in accordance with this clause.

23.2	Time of Service

Any demand, notice or communication shall be deemed to have been duly served:

23.2.1	If delivered by hand, when left at the proper address for service;
23.2.2	If given or made by pre-paid first class post by recorded delivery, at the commencement of business hours on the second business day after posting; and
23.2.3	If given or made by facsimile equipment, at the time acknowledged as received by the Chargee's facsimile equipment provided that where such delivery occurs outside the ordinary business hours of the recipient service shall be deemed to occur on the commencement of business on the next following Business Day and further provided that any communication or document to be made or delivered to the Chargee shall be effective only when received at its address shown in the heading to this debenture (or such other department or officer as the Chargee shall from time to time specify for this purpose).

24.	VARIATION OF TERMS

No variation, amendment, supplement, extension, deletion or replacement however effected of this Debenture shall be considered valid and as constituting a part of this Debenture, unless such variation shall have been made in writing and signed by the Chargee and the Chargor.

25.	MISCELLANEOUS
25.1	Delay

No delay or omission on the part of the Chargee in exercising any right or remedy under this Debenture shall impair that right or remedy or operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Debenture of that or any other right or remedy.

25.2	Rights Cumulative

The Chargee's rights under this Debenture are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Chargee deems to be expedient.

25.3	Waiver

Any waiver by the Chargee of any terms of this Debenture, or any consent or approval given by the Chargee under it, shall only be effective if given in writing and then only for the purpose and upon the terms and conditions, if any, on which it is given.

25.4	Certificate of the Chargee

Any certificate or determination of the Chargee as to any matter provided for in this Debenture shall in the absence of manifest error be prima facie evidence of the maters provided for therein.

25.5	Reorganisation of the Chargee

Any reconstruction, reorganisation or change in the constitution of the Chargee or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person shall not in any prejudice or affect its rights arising under this Debenture.

25.6	No Prejudice to Security

The Security created by or pursuant to this Debenture shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Chargor or any other person, or the Chargee (whether in its capacity as Chargee or otherwise) or by any variation of the terms of the trust upon which the Chargee holds the Security or by any other thing which might otherwise prejudice that Security.

25.7	Severability

If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Debenture nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the Security intended to be created by or pursuant to this Debenture is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the Security.

25.8	Counterparts

This Debenture may be executed in any number of counterparts which taken together shall constitute a single deed.

25.9	Delivery

This Debenture shall be treated as having been executed and delivered as a deed only upon all counterparts being dated.

26.	ASSIGNMENT

The Chargee may assign and transfer all or any of its rights and obligations under this Debenture. The Chargee shall be entitled to disclose such information concerning the Chargor and this Debenture as the Chargee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

27.	REDEMPTION OF SECURITY

Upon the Security Obligations being discharged in full and the Chargee no longer being under any further actual or contingent obligation to make advances or provide other financial accommodation to the Chargor or any other person under the Loan Agreement, the Chargee shall, at the request and cost of the Chargor release and cancel the Security constituted by this Debenture and procure the reassignment to the Chargor of the property and assets assigned to the Chargee pursuant to this Debenture, in each case subject to the terms of this Debenture and without recourse to, or any representation or warranty by, the Chargee or any of its nominees.

28.	PAYMENTS FREE OF DEDUCTION

All payments to be made to the Chargee under this Debenture shall be made free and clear of and without deduction for or on account of tax unless the Chargor is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Chargor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to tax such deduction or withholding has been made receives and retains(free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retain had not such deduction or withholding been made or required to be made.

29.	DISCRETION AND DELEGATION
29.1	Discretion

Any liberty of power which may be exercised or any determination which may be made hereunder by the Chargee or any Receiver may, subject to the terms and conditions of the Loan Agreement, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

29.2	Delegation

Each of the Chargee and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Debenture (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Chargee or the Receiver itself or any subsequent delegation or revocation thereof.

30.	GOVERNING LAW

This Debenture shall be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

31.	JURISDICTION
31.1	English Courts

The courts of England have exclusive jurisdiction to settle any disputes (a “Dispute”) arising out of, or connected with this Debenture (including a dispute regarding the existence, validity or termination of this Debenture or the consequences of its nullity).

31.2	Convenient Forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

31.3	Exclusive Jurisdiction

This Clause 31(Jurisdiction) is for the benefit of the Chargee only. As a result and notwithstanding Clause 31.1 (English Courts), it does not prevent the Chargee from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law the Chargee may take concurrent proceedings in any number of jurisdictions.

32.	PERPETUITY

The perpetuity period applicable to any trusts created pursuant to this Debenture shall be 80 years.

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EXECUTION PAGE

IN WITNESS whereof this Debenture has been executed and delivered as a deed on the date first above written

Chargor

EXECUTED AS A DEED by

Build-A-Bear Workshop Franchise Holdings, Inc.

acting by:

/s/ Barry Erdos

Authorised Signatory

/s/ Bill Alvey

Witness

Chargee

EXECUTED AS A DEED by

Amsbra Limited

acting by:

/s/ Rupert Ashe

Director

/s/ Rupert Ashe

Director/Secretary